UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 15, 2005

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On February 15, 2005, the Board of Directors of Exar appointed Roubik Gregorian, age 54, as Chief Executive Officer and President. Since September 2004, Dr. Gregorian had been serving as Exar’s acting Chief Executive Officer and President. Dr. Gregorian joined Exar in March 1995 as Vice President, Startech Division, when Exar acquired Startech Semiconductor, Inc., where he served as President. He was appointed as Chief Technology Officer and Vice President of the Communications Division in June 1996, and Chief Technology Officer, Senior Vice President/General Manager, Communications Division, in June 1998. Dr. Gregorian was promoted to Executive Vice President/General Manager, Communications Division in May 2002 and to Chief Operating Officer in April 2003. Prior to joining Startech in 1994, Dr. Gregorian was Vice President of Research and Development and Chief Technology Officer for Sierra Semiconductor, Inc. Dr. Gregorian has been issued 26 patents, authored two textbooks and received his M.S.E.E. and Ph.D. in Electrical Engineering from the University of California at Los Angeles, as well as a M.S.E.E. from Tehran University.

Dr. Gregorian is eligible to receive benefits under the Executive Officers’ Change of Control Severance Benefit Plan adopted by the Board of Directors of Exar on June 24, 1999. In the event that Dr. Gregorian’s employment is involuntarily terminated without “cause” or if he voluntarily terminates his employment for “good reason,” in either case within thirteen (13) months following the effective date of a change of control of Exar, Dr. Gregorian will receive a lump sum payment equal to two (2) times his annual base salary, subject to his execution of a release of all claims that he may have against Exar and its successors and assigns.

In addition, Exar previously entered into an indemnity agreement with Dr. Gregorian, as it has with all of its other executive officers, which provides, among other things, that Exar will indemnify Dr. Gregorian, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, executive officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and Exar’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/S/ RONALD W. GUIRE	Date: February 16, 2005
Ronald W. Guire
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director
(Principal Financial and Accounting Officer)